Exhibit 99.1

InfoSpace Announces First Quarter Results and Preliminary Tax Season Update

TaxACT unit expects 10% revenue growth for the full season, maintains DDIY market share

BELLEVUE, Wash., May 9, 2012 (BUSINESS WIRE) — InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the first quarter ended March 31, 2012 as well as preliminary TaxACT results for the 2011 tax season.

“We are pleased with our strong operating results in the first quarter,” said Bill Ruckelshaus, President and Chief Executive Officer of InfoSpace. “The acquisition of TaxACT in January represents a significant milestone for our company, and substantially diversifies our overall business operations. We are pleased with the performance in both our search and tax preparation businesses and feel positive about our combined Company growth and profitability outlook.”

Summary Financial Performance: 1Q 2012

($ in millions except per share amounts)

	Q1 2012*	Q1 2011	Growth
Revenue	$115.7	$51.7	124%
Search	$75.3	$51.7	46%
Tax Preparation	$40.4	N/A	N/A
Adjusted EBITDA	$31.7	$9.0	254%
Non-GAAP Net Income	$28.5	$7.4	284%
Non-GAAP EPS	$0.70	$0.20	250%
Net Income	$11.4	$1.3	762%
GAAP Diluted EPS	$0.28	$0.04	600%

*	Q1 results include results for TaxACT from acquisition through March 31, 2012.

See reconciliation of non-GAAP to GAAP measures in the accompanying financial statements.

Segment Information

During the first quarter of 2012, the Company acquired TaxACT, a leading provider of online tax solutions. As a result of the acquisition, the Company has changed its reporting to reflect how it measures the operating performance of its combined business. InfoSpace will now report two segments: Search and Tax Preparation. The Search segment includes all businesses operated by InfoSpace prior to the acquisition of TaxACT. The Tax Preparation segment represents the TaxACT business.

The operating segments exclude allocations for corporate operating expenses (certain general, administrative, and other overhead costs), depreciation, amortization of intangible assets, and other charges and non-operating gains or losses.

Search

Search revenue for the first quarter of 2012 was $75.3 million, up 46 percent from the first quarter of 2011. Search revenue reflects strong growth from search distribution, which increased 75 percent over the prior year and was driven by growth from both existing and new partners. Search segment income was $13.4 million, up 21 percent over first quarter of 2011.

Tax Preparation

The Company completed its acquisition of TaxACT on January 31, 2012. First quarter results include results for TaxACT from the acquisition through March 31, 2012.

Tax Preparation revenue for the first quarter of 2012 was $40.4 million. Tax Preparation segment income was $22.1 million or 55 percent of segment revenue for the first quarter of 2012.

Tax Season Update

TaxACT expects revenue growth for the tax season of 10 percent. Through April 18, 2012, total TaxACT consumer DDIY federal e-files were 5.0 million, up 8 percent compared to the same period last year.

“We are encouraged with the performance for the full season, and we believe we maintained share in the growing digital do-it-yourself market,” said Ruckelshaus. “TaxACT professional preparer and consumer DDIY offerings represent outstanding value propositions for our customers. Our performance demonstrates that the message is resonating. Combined TaxACT offerings assisted more than 6 million filers this year.”

Corporate Operating Expenses

Unallocated corporate operating expenses for the first quarter of 2012 were $3.8 million. Expenses include $1.1 million in transaction costs related to the TaxACT acquisition.

Second Quarter Outlook

For the second quarter of 2012, the Company expects revenues to be between $92.5 million and $96.5 million, Adjusted EBITDA to be between $20.0 million and $21.5 million, Non-GAAP Net Income to be between $16.9 million and $18.3 million, or $0.40 to 0.44 per diluted share, and Net Income to be between $5.5 million and $6.5 million, or $0.13 to $0.16 per diluted share.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time. The live webcast and supplemental materials are included in a current report on form 8-K and can be accessed in the Investor Relations section of the InfoSpace corporate website at http://www.infospaceinc.com.

About InfoSpace, Inc.

InfoSpace operates two business units. Our search business delivers online search solutions to a global network of distribution partners, and directly to consumers through our portfolio of branded web properties. Our tax software business operates under the name TaxACT and is a leading provider of online tax solutions, reliably serving millions of consumers and professionals for over a decade. Additional corporate information may be found at www.infospaceinc.com and iSpaceBlog.com. You may also follow and connect with InfoSpace on LinkedIn, Google Plus, Facebook, Twitter, and YouTube.

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Investor / Press Contact:

Stacy Ybarra, InfoSpace

(425) 709-8127

stacy.ybarra@infospace.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; the condition of our cash investments; and the completion of the review of our financial statements for the first quarter of 2012. A more detailed description of these and certain other factors that could affect actual results is included in InfoSpace, Inc.’s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Comprehensive Income (1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31 2012	March 31 2011
Revenues	$115,696	$51,650
Cost of sales (includes amortization of acquired intangible assets of $1,511 and 958) (2)	59,547	32,674

Gross profit	56,149	18,976
Expenses and other income:
Engineering and technology (2)	2,573	1,664
Sales and marketing (2)	19,443	6,967
General and administrative (2)	11,066	5,160
Depreciation	535	662
Amortization of intangible assets	2,113	—
Other loss (income) net (3)	1,555	(75)

Total expenses and other loss (income)	37,285	14,378

Income from continuing operations before income taxes	18,864	4,598
Income tax expense	(7,458)	(1,702)

Income from continuing operations	11,406	2,896

Discontinued operations: (1)
Loss from discontinued operations, net of taxes (2)	—	(1,573)

Net income	$11,406	$1,323

Earnings per share - Basic
Income from continuing operations	$0.29	$0.08
Loss from discontinued operations	—	(0.04)

Net income per share - Basic	$0.29	$0.04

Earnings per share - Diluted
Income from continuing operations	$0.28	$0.08
Loss from discontinued operations	—	(0.04)

Net income per share - Diluted	$0.28	$0.04

Weighted average shares outstanding used in computing basic income per share	39,692	36,339

Weighted average shares outstanding used in computing diluted income per share	40,978	37,084

(1)

In the year ended December 31, 2011, the Company completed the sale of its Mercantila e-commerce business. The operating results of that business have been presented as discontinued operations for all periods presented. In the three months ended March 31, 2011, the Company recorded a $0.7 million income tax benefit related to discontinued operations. Revenue, operating expenses and income taxes, and loss from discontinued operations are presented below (in thousands):

	Three months ended
	March 31 2012	March 31 2011
E-Commerce
Revenue	$—	$9,979
Operating expenses and income taxes	—	11,552

Loss from discontinued operations, net of taxes	$—	$(1,573)

(2)

In the three months ended March 31, 2011, $5.2 million in stock-based compensation expense was recorded in association with the modification of the terms of a warrant and the vesting of a non-employee performance-based equity award, which were both triggered by the acquisition of the TaxACT business, and the related expense was allocated to general and administrative expense. Stock-based compensation expense for the three months ended March 31, 2012 and 2011 is allocated among the following captions (in thousands):

	Three months ended
	March 31 2012	March 31 2011
Cost of sales	$80	$144
Engineering and technology	256	255
Sales and marketing	414	429
General and administrative	5,958	1,205
Discontinued operations	—	377

Total stock-based compensation expense	$6,708	$2,410

(3)

In the three months ended March 31, 2012, the Company recorded a $0.8 million charge for interest payments on the $100 million credit facility used to help fund the acquisition and a $0.3 million charge for amortization of the debt origination costs and a $0.1 million charge for amortization of the debt discount related to the credit facility. In the three months ended March 31, 2011, the Company recorded a $1.5 million charge as a result of the increase in the estimated fair value of a contingent liability related to operation of the assets acquired on April 1, 2010 from Make The Web Better, and recorded a $1.5 million gain on the resolution of a contingency.

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$101,840	$81,897
Short-term investments, available-for-sale	28,028	211,654
Accounts receivable, net	31,438	25,019
Other receivables	1,121	542
Prepaid expenses and other current assets, net	5,125	1,958

Total current assets	167,552	321,070
Property and equipment, net	5,878	5,277
Goodwill	230,980	44,815
Deferred tax asset, net	21,165	19,102
Other intangible assets, net	148,391	1,032
Other long-term assets	2,134	3,560

Total assets	$576,100	$394,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,561	$28,947
Accrued expenses and other current liabilities	15,876	10,250
Derivative instrument	6,490	—
Short-term portion of long-term debt, net of discount of $211	6,914	—

Total current liabilities	64,841	39,197
Long-term liabilities:
Long-term debt, net of discount of $607	77,268	—
Deferred tax liability	50,188	—
Other long-term liabilities	2,732	837

Total long-term liabilities	130,188	837

Total liabilities	195,029	40,034
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,368,557	1,353,971
Accumulated deficit	(987,496)	(998,902)
Accumulated other comprehensive income	6	32

Total stockholders’ equity	381,071	355,105

Total liabilities and stockholders’ equity	$576,100	$395,139

Summary of cash, cash equivalents, and short-term investments:
Cash and cash equivalents	$101,840	$81,897
Short-term investments, available-for-sale	28,028	211,654

Cash, cash equivalents, and short-term investments	$129,868	$293,551

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2012	March 31, 2011
Operating activities:
Net income	$11,406	$1,323
Adjustments to reconcile net income to net cash provided (used) by operating activities of continuing operations:
Loss from discontinued operations	—	1,573
Stock-based compensation	2,422	2,033
Warrant-related stock-based compensation	4,286	—
Loss on derivative instrument	272	—
Depreciation and amortization of intangible assets	4,575	2,409
Excess tax benefits from stock-based award activity	(12,058)	(787)
Deferred income taxes	(5,462)	1
Unrealized amortization of premium or accretion of discount on investments, net	(327)	105
Amortization of prepaid financing costs	331	—
Amortization of debt discount	135	—
Earn-out contingent liability adjustments	—	1,500
Gain on resolution of contingent liability	—	(1,500)
Other	26	(33)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	2,971	(1,117)
Other receivables	657	235
Prepaid expenses and other current assets	(1,564)	351
Other long-term assets	1,863	(245)
Accounts payable	(3,713)	8,950
Accrued expenses and other current and long-term liabilities	13,228	(16,326)

Net cash provided (used) by operating activities of continuing operations	19,048	(1,528)
Investing activities:
Business acquisition, net of cash acquired	(279,386)	—
Purchases of property and equipment	(193)	(1,191)
Change in restricted cash	767	168
Proceeds from sales of investments	163,883	—
Proceeds from maturities of investments	20,020	30,486
Purchases of investments	—	(33,186)

Net cash used by investing activities of continuing operations	(94,909)	(3,723)
Financing activities:
Proceeds from loan, net of debt issuance costs of $2,343 and debt discount of $953	96,704	—
Repayment of debt	(15,000)	—
Excess tax benefits from stock-based award activity	12,058	787
Proceeds from stock option exercises and issuance of stock through employee stock purchase plan	2,252	2,473
Tax payments from shares withheld upon vesting of restricted stock units	(210)	(299)
Earn-out payments for business acquisition	—	(423)
Repayment of capital lease obligation	—	(151)

Net cash provided by financing activities of continuing operations	95,804	2,387
Discontinued operations:
Net cash used by operating activities attributable to discontinued operations	—	(3,684)
Net cash used by investing activities attributable to discontinued operations	—	(44)

Net cash used by discontinued operations	—	(3,728)
Net increase (decrease) in cash and cash equivalents	19,943	(6,592)
Cash and cash equivalents:
Beginning of period	81,897	155,645

End of period	$101,840	$149,053

InfoSpace, Inc.

Preliminary Segment Information

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2012	March 31, 2011
Search:
Revenue	$75,295	$51,650
Cost of revenue (1)	53,106	29,185
Operating expenses	8,816	11,370

Search segment income	13,373	11,095
Search segment margin	18%	22%
Tax Preparation:
Revenue	40,401	—
Cost of revenue (2)	2,579	—
Operating expenses	15,687	—

Tax Preparation segment income	22,135	—
Tax Preparation segment margin	55%	—
Total segment:
Total revenue	115,696	51,650
Total cost of revenue	55,685	29,185
Total segment operating expenses	24,503	11,370

Total segment income	35,508	11,095
Total segment margin	31%	22%
Corporate:
Operating expense	3,806	2,130
Stock-based compensation	6,708	2,033
Depreciation	951	1,451
Amortization of other intangible assets	3,624	958
Other income, net	1,555	(75)
Income tax expense, net	7,458	1,702
Disc ops, net of tax	—	1,573

Total corporate	24,102	9,772

Net income	$11,406	$1,323

(1)

Amounts do not include amortization of acquired technology and costs associated with the operation of the Company’s data centers that serve its search business, including depreciation, personnel expenses (including stock-based compensation expense), energy, and bandwidth costs.

(2)

Amounts do not include amortization of acquired technology and costs associated with the operation of the Company’s data center that serves its tax preparation business, including depreciation, personnel expenses, (including stock-based compensation expense), energy, and bandwidth costs, and personnel costs associated with customer service.

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2012	March 31, 2011
Net income (2)	$11,406	$1,323
Discontinued operations	—	1,573
Depreciation and amortization of intangible assets	4,575	2,409
Stock-based compensation	6,708	2,033
Other loss (income), net (3)	1,555	(75)
Income tax expense	7,458	1,702

Adjusted EBITDA (4)	$31,702	$8,965

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2012	March 31, 2011
Net income (2)	$11,406	$1,323
Discontinued operations	—	1,573

Income from continuing operations (2)	11,406	2,896
Stock-based compensation	6,708	2,033
Amortization of acquired intangible assets	3,624	958
Loss on derivatives	272	—
Cash tax impact of GAAP adjustments	(90)	(43)
Non-cash income tax expense from continuing operations (1)	6,597	1,589

Non-GAAP net income (4)	$28,517	$7,433

Income from continuing operations- diluted	$0.28	$0.08
Stock-based compensation - diluted	$0.16	$0.05
Amortization of acquired intangible assets - diluted	$0.09	$0.03
Loss on derivatives - diluted	$0.01	$—
Cash tax impact of GAAP adjustments - diluted	$0.00	$0.00
Non-cash income taxes per share - diluted (4)	$0.16	$0.04

Non-GAAP net income per share - diluted (4)	$0.70	$0.20

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending June 30, 2012
Net income	5,500	6,500
Depreciation and amortization of acquired intangible assets	6,400	6,400
Stock-based compensation	2,100	1,900
Other loss (income), net	1,400	1,400
Income tax expense	4,600	5,300

Adjusted EBITDA	$20,000	$21,500

Preliminary Non-GAAP Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending June 30, 2012
Net income	5,500	6,500
Stock-based compensation	2,100	1,900
Amortization of acquired intangible assets	5,200	5,200
Non-cash income tax expense from continuing operations	4,100	4,700

Non-GAAP net income	$16,900	$18,300

(1)

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of loss from discontinued operations, net of taxes, income taxes, depreciation, amortization of acquired intangible assets, stock-based compensation expense, and other loss (income),net (which includes such items as interest expense, interest income, derivative instrument gains or losses, foreign currency gains or losses, gains or losses from the disposal of assets, adjustments to the fair values of contingent liabilities related to business combinations, and gains on resolutions of contingencies), as detailed above. InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure.

InfoSpace’s Non-GAAP net income and Non-GAAP earnings per share is calculated by adjusting GAAP net income to exclude the effects of discontinued operations, net of taxes, stock-based compensation expense, amortization of acquired intangible assets, gain or loss on derivatives, the cash tax impact of those adjustments to GAAP net income, and non-cash portion of income tax expense from continuing operations, as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited). The Company excludes the non-cash portion of income tax expense because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets. The majority of these deferred tax assets will expire if unutilized in 2020.

InfoSpace’s management believes that non-GAAP net income and non-GAAP earnings per share provide meaningful supplemental information to management, investors and analysts regarding the Company’s performance and the valuation of its business by excluding items in the statement of operations that management does not consider part of the Company’s ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, InfoSpace’s management believes that non-GAAP net income and non-GAAP earnings per share are common measures used by investors and analyst to evaluate the Company’s performance and the valuation of its business.

Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.
(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)

Other loss (income), net includes such items as interest expense, interest income, derivative instrument gains or losses, foreign currency gains or losses, gains or losses from the disposal of assets, adjustments to the fair values of contingent liabilities related to business combinations, and gains on resolutions of contingencies.

(4)	Amounts previously disclosed have been revised to reflect the effect of classifying the Company’s Mercantila e-commerce business as discontinued operations.
(5)	Other loss, net, primarily consists of interest expense, interest income, derivative instrument gains or losses, and gains or losses from the disposal of assets.

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Income Reconciliation (1)

(Unaudited)

(Amounts in thousands)

				Year ended
	June 30, 2011	September 30, 2011	December 31, 2011	December 31, 2011
Net income (2)	$(4,678)	$2,075	$22,874	$21,594
Discontinued operations	8,354	—	—	9,927

Income from continuing operations (2)	3,676	2,075	22,874	31,521
Stock-based compensation	1,338	3,049	1,268	7,688
Amortization of acquired intangible assets	772	518	347	2,595
Cash impact of GAAP adjustments	1	(18)	20	(40)
Non-cash income tax expense from continuing operations(1)	1,803	1,221	(17,613)	(13,000)

Non-GAAP net income (3)	$7,590	$6,845	$6,896	$28,764

Income from continuing operations per share - diluted	$0.10	$0.05	$0.57	$0.82
Stock-based compensation - diluted	$0.04	$0.08	$0.03	$0.19
Amortization of acquired intangible assets - diluted	$0.02	$0.01	$0.01	$0.07
Cash tax impact of GAAP adjustments - diluted	$—	$—	$—	$—
Non-cash income taxes per share - diluted (3)	0.04	0.03	(0.44)	(0.34)

Non-GAAP net income per share - diluted (3)	$0.20	$0.17	$0.17	$0.74

	$—	$—	$—	$—

(1)

InfoSpace’s Non-GAAP net income and Non-GAAP earnings per share is calculated by adjusting net income adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of discontinued operations, net of taxes, stock-based compensation expense, amortization of acquired intangible assets, gain or loss on derivatives, the cash tax impact of those adjustments to GAAP net income, and non-cash portion of income tax expense from continuing operations, as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited). The Company excludes the non-cash portion of income tax expense because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets. The majority of these deferred tax assets will expire if unutilized in 2020.

InfoSpace’s management believes that non-GAAP net income and non-GAAP earnings per share provide meaningful supplemental information to management, investors and analysts regarding the Company’s performance and the valuation of its business by excluding items in the statement of operations that management does not consider part of the Company’s ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, InfoSpace’s management believes that non-GAAP net income and non-GAAP earnings per share are common measures used by investors and analyst to evaluate the Company’s performance and the valuation of its business.

Non-GAAP net income and non-GAAP earnings per share should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.
(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)	Amounts previously disclosed have been revised to reflect the effect of classifying the Company’s Mercantila e-commerce business as discontinued operations.